Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman & President

ZENITH ANNOUNCES THIRD QUARTER RESULTS

WOODLAND HILLS, CA, October 27, 2003    .   .   ..   .   .   .   .   ..   .   .   .   .   ..   .   .   .   .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $16.1 million, or $0.85  per share, for the third quarter of 2003 compared to net income of $8.7 million, or $0.46 per share, for the third quarter of 2002.  Net income for the nine months ended September 30, 2003 was $46.2 million, or $2.45 per share, compared to net income for the nine months ended September 30, 2002 of $18.0 million, or $0.95 per share.

Property-casualty underwriting income before tax for the third quarter of 2003 was $10.9 million compared to $0.4 million for the third quarter of 2002. Property-casualty underwriting income before tax for the nine months ended September 30, 2003 was $23.3 million compared to an underwriting loss before tax of $7.3 million for the nine months ended September 30, 2002.

Gross workers’ compensation premiums written increased about 39% and 48% in the three and nine months ended September 30, 2003, respectively, compared to the corresponding periods of 2002.  In California, gross workers’ compensation premiums written increased about 62% and 73% in the three and nine months ended September 30, 2003, respectively, compared to the corresponding periods of 2002.

The combined ratio for the property-casualty insurance operations was 95.8% for the nine months ended September 30, 2003 compared to 101.8% for the nine months ended September 30, 2002 and 106.5% for the year ended December 31, 2002.  The combined ratio for the workers’ compensation operations for the nine months ended September 30, 2003 was 96.8% compared to 103.6% for the nine months ended September 30, 2002 and 108.7% for the year ended December 31, 2002.

Book values per share at September 30, 2003 and December 31, 2002 were $19.21 and $16.89, respectively.

Commenting on the results, Stanley R. Zax, Chairman & President said, “Continued growth in premiums, the favorable rate environment, increased cash flows and our focused service strategy has resulted in record underwriting results and net income.

Recently enacted legislative reforms in California are beneficial and should moderate the growth of medical costs.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with terrorist attacks such as the attack on the World Trade Center on September 11, 2001, and (8) other risks detailed herein and from time to time in Zenith’s other reports and filings with the Securities and Exchange Commission.

 (Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(In thousands, except per share)	2003	2002	2003	2002

TOTAL REVENUES (1)	$218,399	$162,966	$616,116	$436,386

SELECTED INCOME DATA:
Net Investment Income after Tax	10,109	7,960	28,297	24,942

Income from Continuing Operations after Tax (1)	16,100	7,740	46,200	15,128
Income from Discontinued Operations after Tax (1)		960		2,872
Net Income	16,100	8,700	46,200	18,000

INCOME FROM CONTINUING OPERATIONS
PER COMMON SHARE (1):
Basic	$0.86	$0.41	$2.46	$0.81
Diluted (2)	0.85	0.41	2.45	0.80

NET INCOME PER COMMON SHARE:
Basic	0.86	0.46	2.46	0.96
Diluted (2)	0.85	0.46	2.45	0.95

STOCKHOLDERS’ EQUITY:

Stockholders’ Equity			$361,481	$321,709

Stockholders’ Equity per Share:			19.21	17.16

Number of Common Shares:

Outstanding			18,813	18,751
Weighted Average for the Period - Basic	18,798	18,751	18,781	18,681
Weighted Average for the Period - Diluted	18,959	18,893	18,881	18,906

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada.  The results of the real estate business for the three and nine months ended September 30, 2002 are presented as discontinued operations.

(2) The computation of diluted earnings per share does not include any common shares that would be issued in connection with Zenith National’s 5.75% Convertible Senior Notes due March 30, 2023.

	Nine Months Ended Sept. 30,
(In thousands)	2003	2002

REVENUES (1):

Net Premiums Earned (2)	$559,573	$398,702
Net Investment Income	41,908	37,430
Realized Gains on Investments	14,635	254
Total Revenues	$616,116	$436,386

COMPONENTS OF NET INCOME:

Property-Casualty:
Underwriting Income (Loss) (3)	$23,320	$(7,339)
Net Investment Income	41,908	37,430
Realized Gains on Investments	14,635	254
Property-Casualty Income	79,863	30,345

Interest Expense (4)	(8,898)	(3,645)
Parent Expenses	(4,046)	(3,315)
Income from Continuing Operations before Tax and before Equity in Earnings of Investee	66,919	23,385
Income Tax Expense	23,194	8,257
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	43,725	15,128
Equity in Earnings of Investee after Tax	2,475
Income from Continuing Operations after Tax (1)	46,200	15,128
Income from Discontinued Operations after Tax (1)		2,872
NET INCOME	$46,200	$18,000

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada.  The results of the real estate business for the nine months ended September 30, 2002 are presented as discontinued operations.

(2) Net premiums earned in the nine months ended September 30, 2003 and 2002 are net of $56.4 million and $21.8 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(3) 2002 includes catastrophe losses of $0.4 million ($0.3 million after tax, or $0.01 per share).

(4) 2003 includes interest expense on $125.0 million of 5.75% Convertible Senior Notes due March 2023,

(Dollars in thousands)	Nine Months Ended Sept. 30,
	2003		2002
PROPERTY-CASUALTY UNDERWRITING:
Gross Premiums Written:
Workers’ Compensation:
California	$399,077	59.7%	$230,150	49.6%
Outside California	223,243	33.4%	189,465	40.9%
Total Workers’ Compensation	622,320	93.1%	419,615	90.5%
Reinsurance	46,312	6.9%	44,244	9.5%
	668,632	100.0%	463,859	100.0%
Net Premiums Written:
Workers’ Compensation:
California	346,070	59.1%	206,447	49.1%
Outside California	192,832	33.0%	170,007	40.5%
Total Workers’ Compensation (1)	538,902	92.1%	376,454	89.6%
Reinsurance	46,342	7.9%	43,915	10.4%
	585,244	100.0%	420,369	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	322,614	57.7%	194,861	48.9%
Outside California	189,475	33.8%	166,446	41.7%
Total Workers’ Compensation (1)	512,089	91.5%	361,307	90.6%
Reinsurance	47,484	8.5%	37,395	9.4%
	559,573	100.0%	398,702	100.0%

Underwriting Income (Loss) before Tax/Combined Ratio:
Workers’ Compensation	16,386	96.8%	(13,132)	103.6%
Reinsurance (2)	6,934	85.4%	5,793	84.5%
	23,320	95.8%	(7,339)	101.8%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses (3)		70.6%		70.8%
Underwriting and Other Expenses (3)		26.2%		32.8%
Combined Ratio		96.8%		103.6%

Reinsurance (2):
Loss and Loss Adjustment Expenses		66.9%		63.7%
Underwriting and Other Expenses		18.5%		20.8%
Combined Ratio		85.4%		84.5%

Total:
Loss and Loss Adjustment Expenses (3)		70.3%		70.2%
Underwriting and Other Expenses (3)		25.5%		31.6%
Combined Ratio		95.8%		101.8%

(1) Premiums in 2003 and 2002 are net of $59.4 million and $28.6 million, respectively, of ceded premiums written and $56.4 million and $21.8 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2) 2002 includes catastrophe losses of $0.4 million before tax.

(3) Certain workers’ compensation operating expenses have been reclassified in prior periods to conform to the current presentation (see Page 8).

	Three Months Ended Sept. 30,
(In thousands)	2003	2002

REVENUES (1):

Net Premiums Earned (2)	$200,712	$149,898
Net Investment Income	14,975	11,960
Realized Gains on Investments	2,712	1,108
Total Revenues	$218,399	$162,966

COMPONENTS OF NET INCOME:

Property-Casualty:
Underwriting Income (3)	$10,896	$356
Net Investment Income	14,975	11,960
Realized Gains on Investments	2,712	1,108
Property-Casualty Income	28,583	13,424

Interest Expense (4)	(3,452)	(460)
Parent Expenses	(1,107)	(998)
Income from Continuing Operations before Tax and before Equity in Earnings of Investee	24,024	11,966
Income Tax Expense	8,253	4,226
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	15,771	7,740
Equity in Earnings of Investee after Tax	329
Income from Continuing Operations after Tax (1)	16,100	7,740
Income from Discontinued Operations after Tax (1)		960
NET INCOME	$16,100	$8,700

(1) On October 8, 2002, Zenith completed the sale of its home-building business and related real estate assets in Las Vegas, Nevada.  The results of the real estate business for the three months ended September 30, 2002 are presented as discontinued operations.

(2) Net premiums earned in the quarters ended September 30, 2003 and 2002 are net of $20.4 million and $11.8 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(3) 2002 includes catastrophe losses of $0.4 million ($0.3 million after tax, or $0.01 per share).

(4) 2003 includes interest expense on $125.0 million of 5.75% Convertible Senior Notes due March 2023, issued in March 2003.

(Dollars in thousands)	Three Months Ended Sept. 30,
	2003		2002
PROPERTY-CASUALTY UNDERWRITING:
Gross Premiums Written:
Workers’ Compensation:
California	$151,969	63.2%	$93,564	51.7%
Outside California	77,025	32.0%	70,630	38.9%
Total Workers’ Compensation	228,994	95.2%	164,194	90.6%
Reinsurance	11,480	4.8%	16,955	9.4%
	240,474	100.0%	181,149	100.0%
Net Premiums Written:
Workers’ Compensation:
California	131,604	62.8%	82,330	51.0%
Outside California	66,442	31.7%	62,504	38.6%
Total Workers’ Compensation (1)	198,046	94.5%	144,834	89.6%
Reinsurance	11,492	5.5%	16,746	10.4%
	209,538	100.0%	161,580	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	120,272	59.9%	77,360	51.6%
Outside California	64,931	32.4%	59,537	39.7%
Total Workers’ Compensation (1)	185,203	92.3%	136,897	91.3%
Reinsurance	15,509	7.7%	13,001	8.7%
	200,712	100.0%	149,898	100.0%

Underwriting Income (Loss) before Tax/Combined Ratio:
Workers’ Compensation	8,350	95.5%	(1,486)	101.1%
Reinsurance (2)	2,546	83.6%	1,842	85.8%
	10,896	94.6%	356	99.8%
COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Losses and Loss Adjustment Expenses (3)		70.1%		71.1%
Underwriting and Other Expenses (3)		25.4%		30.0%
Combined Ratio		95.5%		101.1%

Reinsurance (2):
Loss and Loss Adjustment Expenses		63.3%		64.2%
Underwriting and Other Expenses		20.3%		21.6%
Combined Ratio		83.6%		85.8%

Total:
Loss and Loss Adjustment Expenses (3)		69.5%		70.5%
Underwriting and Other Expenses (3)		25.1%		29.3%
Combined Ratio		94.6%		99.8%

(1) Premiums in 2003 and 2002 are net of $21.9 million and $13.9 million, respectively, of ceded premiums written and $20.4 million and $11.8 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement effective January 1, 2002 for policies effective on or after January 1, 2002.

(2) 2002 includes catastrophe losses of $0.4 million before tax.

(3) Certain workers’ compensation operating expenses have been reclassified in prior periods to conform to the current presentation (see Page 8).

PROPERTY-CASUALTY UNDERWRITING:

In the second quarter of 2003, we re-assessed the allocation of certain of our general operating expenses to determine whether or not these expenses should be classified as relating to claims and loss adjustment or whether they should be classified as other operating expenses.  As a result, certain expenses that we would previously have classified as related to claims and loss adjustment in our workers’ compensation business are now classified as other operating expenses.  We have reclassified expenses in the prior periods presented to conform to this revised classification.  The reclassification of these expenses had no effect on net income for any of the periods presented herein.  The effect on prior periods presented herein is as follows:

	Three Months Ended	Nine Months Ended Sept. 30,
(Dollars in thousands)	Sept. 30, 2002	2003	2002

Effect on workers’ compensation:
Decrease in loss and loss adjustment expenses incurred	$(5,263)	$(5,225)	$(14,697)
Increase in underwriting and other operating expenses	5,263	5,225	14,697
Net effect	$0	$0	$0

Effect on workers’ compensation ratios:
Decrease in loss and loss adjustment expenses incurred	-3.8%	-1.0%	-4.1%
Increase in underwriting and other operating expenses	3.8%	1.0%	4.1%
Net effect on combined ratio	0%	0%	0%

Effect on total company ratios:
Decrease in loss and loss adjustment expenses incurred	-3.5%	-0.9%	-3.7%
Increase in underwriting and other operating expenses	3.5%	0.9%	3.7%
Net effect on combined ratio	0%	0%	0%